UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 18, 2008

                                COLUMBIA BANCORP
             (Exact name of registrant as specified in its charter)

           Oregon                      0-27938                   93-1193156
           -------                     -------                   ----------
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

                        401 East Third Street, Suite 200,
                            The Dalles, Oregon 97058
                    (Address of principal executive offices)

                                 (541) 298-6649
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR ] 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.        Completion of Acquisition or Disposition of Assets

On September 18, 2008, Columbia Bancorp announced that its subsidiary, Columbia River Bank, entered into a definitive agreement with Elan Financial Services to sell its credit card portfolio, with a current outstanding balance of approximately $7 million, for a purchase price of $7.8 million. Columbia River Bank will continue to sell and support credit card products and services and the credit cards will continue to be issued under Columbia River Bank's name. The sale component of the transaction is expected to result in a 2008 pre-tax gain of approximately $770,000 to Columbia River Bank. The actual gain will depend on several factors, including the balance of the portfolio on the sale date.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

99.1     Press release dated September 18, 2008.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 18, 2008        /s/ Roger L. Christensen
                                 ------------------------
                                 Roger L. Christensen, Chief Executive Officer -
                                 Columbia River Bank; President and Chief
                                 Executive Officer - Columbia Bancorp